Exhibit 99.1

TAO Synergies Announces $11 Million Private Placement

Financing supported by existing stockholders, TAO Strategy Advisor James Altucher, and new investor DCG

NEW YORK, Oct. 13, 2025 -- TAO Synergies Inc. (Nasdaq: TAOX) (the “Company”), a digital asset treasury company focused on Bittensor (TAO), the premier cryptotoken for decentralized artificial intelligence (DeAI), today announced that it has entered into a securities purchase agreement with existing investors, James Altucher and a new investor, DCG, for a $11 million financing.

“TAO Synergies’ latest financing further supports its continuing strategic investments not only in TAO tokens, but also in potential opportunities to earn revenue and accrue additional TAO within the Bittensor ecosystem,” said James Altucher. “We are pleased to welcome our new strategic investor DCG, a leader in the cryptocurrency and blockchain industry and a major investor and incubator in the Bittensor ecosystem. We have strong conviction in Bittensor’s vision for decentralized intelligence and believe its network model will be a key driver of innovation and value creation in the years ahead.”

The financing involves the sale of 11,000 shares of the Company’s newly issued Series E convertible preferred stock (“preferred stock”), with a stated value of $1,000 per share which is convertible into shares of the Company’s common stock, and associated five-year common stock purchase warrants, in a private placement priced above the five-day trailing average price. The shares of Series E preferred stock have a conversion price of $8.00 per share. The warrants have an exercise price of $8.00 per common share.

The transaction is expected to close on or about October 15, 2025, subject to the satisfaction of customary closing conditions.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants sold in the offering, have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TAO Synergies

TAO Synergies Inc. is the first pure-play public company focused on the convergence between cryptocurrency and artificial intelligence.  The Company’s differentiated cryptocurrency treasury strategy is centered exclusively on the acquisition of TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. TAO Synergies Inc. seeks to stake TAO for revenue generation and capital appreciation, a strategy that underscores its mission to create significant value for shareholders. Visit The Tao Daily, a comprehensive media, news, and insight platform dedicated to Bittensor (TAO) and the TAO ecosystem, and taosynergies.com for more information.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Such forward-looking statements are subject to risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update these forward-looking statements.

Contact
800-811-5591
ir@taosynergies.com